Exhibit 10.4
THE VILLAGES OF AINA LE'A

JOINT DEVELOPMENT AGREEMENT/ LEASE OF UNDIVIDED
FRACTIONAL LAND

DATE: 02 MAR 2012

PARTIES:

1. CO-OWNER OF TOWNHOUSE LOTS UNDER LIST ATTACHED AS
"ANNEX LIST OF CO-OWNERS FOR TOWNHOUSE LOTS"

CHOONG HONG KIM
17B LORONG BUNGA MATAHARI lB, TAMANA MAJU JAYA, FASA 3, CHERAS,
56100 KUALA LUMPUR , MALAYSIA
(address and particulars)

Or its Attorney-In -Fact:

CAGM -CAPITAL ASIA GROUP MANAGEMENT PTE LTD
    600 North Bridge Road
    Parkview Square #09-08
    Parkview 2, Singapore 188778

AND

2. THE MASTER DEVELOPER : NAMELY :
DW AINA LE'A DEVELOPMENT LLC of 3231 La Mancha Henderson Nevada 89014, and
HILL REDWOOD DEVELOPMENT of 3875, Hopyard Road, Suite 245 Pleasanton California 94588.

AND

3. THE BUILDER , TRUESTYLE PACIFIC BUILDERS LLC of 3517 West 10235 South,
South Jordan Utah 84095

(Collectively referred to as "The Parties") WHEREAS :

1.
The CO-OWNER is the Owner of an Undivided Fractional Land .02314% or 1/4,320 undivided fee interest (approximately and inclusive of such fractional common areas) being part of a Townhouse Lots under Lot D-1-B and legally described and identified as in the Site Plan and Survey Plan under "Exhibit A" referred to under the Sales Contract. ALL CO OWNERS HAVE AGREED TO ENTER INTO AND PARTICIPATE IN THIS JOINT DEVELOPMENT FOR THEIR COMMON INTEREST, BENEFIT AND TO LEASE TO THE BUILDER AT A RENTAL OF USD $500 ("RENT") THE CO-OWNERS' UNDIVIDED LAND FRACTION, which sum is to be paid 90 days from the date of lease.

a.
Co-Owner shall be entitled to the lump sum payable to Co-Owner pursuant to Section 1. herein ("Proceeds"), less the Rent that Co-Owner will have already received . Rent covers the entire 30-month period described in b. below.

b.
TI1e "Estimated Completion Date" shall be different for each phase. The buildings in each of the twenty seven (27) phases will be completed within thirty (30) months after the date of recordation of the first Warranty Deed in each phase . As such, the Estimated Completion Date for each phase may be different.

c.	The "revocability" of the transaction as set forth in the Trust Agreement and the Sales Contract shall not terminate Co-Owner's obligations and responsibilities under this Agreement.

2.
The BUILDER has entered into an Agreement with t11e MASTER DEVELOPER, namely : DW AINA LE' A DEVELOPMENT AND HILL REDWOOD DEVELOPMENT LLC, to undertake the task of developing, construction and completing the development and construction of all the infrastructure, surrounding and abutting areas next to or adjacent to the UNDIVIDED LAND FRACTION PROPERTY .

3.
The BUILDER is duty bound to comply with such LAND USE COMMISSION , STATE OF HAWAII'S DIRECTIONS AS TO BUILDING FOR AFFORDABLE HOUSING IN THE LAND AND LOTS SET OUT FOR TOWNHOUSES UNDER LOT D-1-B UNDER "EXHIBIT A" as referred to under the Sales Contract. The Builder is bound to comply additionally with all other laws and applicable government conditions and requirements.

4.	THE PARTIES TO THIS AGREEMENT AND AINA LE' A LLC, all have interest in ensuring the successful completion of the project development.

5.
Inthe premises, the, UNDIVIDED FRACTIONAL LAND is provided and owned by the CO OWNER/OWNERS JOINTLY AND SEVERALLY. THE BUILDER sets to build upon the UNDIVIDED FRACTIONAL LAND and the AINA LE' A LLC and the MASTER DEVELOPER and the BUILDER are required and have undertaken to complete the infrastructure on the LAND, and on the UNDIVIDED FRACTIONAL LAND, as described under such Site Plan and Survey Plan under "Exhibit A" as referred to under the Sales Contract. The Land is owned by the LANDOWNER and CO-OWNERS as tenants in common.

6.
It is a requirement of this Ioint Development Agreement, that all CO OWNERS OF TOWNHOUSE LOTS sign and jointly and severally irrevocably agree to co-operate fully and agree to the Joint Development and Construction of the PROPERTY LAND so that a Townhouse as approved shall be built on the Townhouse Lot of not less than 4,000 sq feet approximately (inclusive of all common areas).

WHEREBY IT IS AGREED AS FOLLOWS:

DEFINITIONS

Capitalized terms used herein and the Agreement not otherwise defined shall have the meaning set forth in the Sales Contract.

The above parties hereby aclmowledge and agree that for the good and valuable consideration set forth herein and in the Agreement, that the Agreement shall be amended as follows:

1. "Townhouse Lot" shall also be referred to as "Land," as set forth in the Sales Contract.

2. "Townhouse" shall also be referred to as "Condo Town Home," as set forth in the Sales Contract.

3. "Townhouse Lot" shall also mean the twenty seven (27) sub-divided lots, as further described in the Sales Contract.

4. "Project" or "project development" shall also be referred to as "Condo Town Home Project," as set forth in the Sales Contract.

1. INDEPENDENT PARTIES
All Parties to this Agreement act in their Independent Capacity and nothing in this Agreement shall be construed as a Partnership or Shareholding in the other Parties' Company or Corporation.

2. PURPOSE
The main purpose of this Joint Development Agreement is to promote the interest of the Parties to this Agreement and also to ensure the smooth co-operation, project development and proper and speedy completion of the Townhouse to be built, so that the Parties may derive value, and profits and meet obligations of sale of Affordable Housing as directed by the Authorities.

3. TERM
This Agreement shall commence as at the date of this Agreement and continue to subsists and bind the Parties until the expiration or sooner determination thereof, upon full and complete satisfaction of all the obligations, commitments, responsibilities, payments envisaged and to be accounted for under this Agreement to each Party or Parties hereof.

4. OBLIGATION OF EACH PARTY

4.1. THE CO-OWNERJS AGREES TO :

-
By execution of this Agreement, give the Builder the right to develop the Land in accordance with the plans and specification approved by Aina Le'a, LLC; provided that such development continues to meet the state and/or county "Affordable Housing" requirements.

-	Irrevocably allow permit and lease, access to his/their UNDNIDED FRACTIONAL LAND PROPERTY to be developed by the BUILDER in accordance with such approved plans and specifications;
-
Not to occupy, use the said UNDNIDED FRACTIONAL LAND PROPERTY in any way , other than as agreed for redevelopment into a Townhouse on the aggregate of Ten Fractional land per Plot, unless the nature and use has been changed or the BUILDER requires another type of approved housing to be built instead;

-
Not to charge any levies, taxes, imposition of use, access in any way to the BUILDER or the LANDOWNER , except for the Lease Rentals as agreed to herein; Not to distract ,interfere, amend, change or impede the progress of the development or building;

-	Sign all necessary documents, submissions, applications, forms or whatever documents forms as is required to facilitate the joint development;
-	Authorize and instruct its Power of Attorney and Management Company/Operator to act fully and effectively and promptly on its behalf in any case;
-	To carry out and do all that may be necessary to give effect to the intent, purpose of this Agreement for benefit of the Parties herein.

4.2. THE BUILDER AGREES :
-	To carry out the building works and construction in accordance to the approved plans and specifications and within the budget and at its own costs and expense or financing arrangements;
-
To co-operate, co-ordinate and liaise with all respective parties, representatives whomsoever so as to achieve smooth operations and project completion on schedule; To procure and obtain a performance bond to ensure the completion of the construction and building works of the project;

-	To carry outall checks, surveys, and undertake to act in the best interests of the Buyer, the Co-Owner and Land Owner in regard to this project development;
-	To build in a proper and workmanlike manner a Townhouse fit for habitation an in accordance with the architectural designs;
-
To be responsible for site responsibility and management and undertake all risks as to project site and indemnify the CO-OWNER and LAND OWNER as to all such risks and damages and costs arising from the project site;

-
To fully comply and abide by any project schedule and requirements as to building; To do, act and perform all that may be necessary to carry out all its obligations and responsibilities under this Agreement and as reasonably practicable in ensuring prompt completion of the development and to give effect to the terms of this Agreement;

-	To procure and ensure that all requisite licenses, permits, approvals have been obtained and monies fees levies paid so that the building and construction may be proceeded upon without delay;
-	Not to in any way encumber or attempt to pledge, encumber the CO-OWNER'SIALL CO-OWNERS' and LAND OWNER FRACTIONAL LAND PROPERTY.

5. PROJECT SCHEDULE AND DETAJLS
The comprehensive list and description of the works and services, design criteria, description of all works, to be undertaken by the BUILDER, including such infrastructure works to be carried out for the MASTER DEVELOPER AND THE LANDOWNER shall be as annexed under "ANNEX B" hereto.
The BUILDER undertakes to build construct and complete the Townhouse/ Townhouses in accordance with such development and building guidelines, planning parameters , and to obtain the certificate of completion and occupation permit from the necessary government body within 30 months from the date of this Agreement and to bear any responsibility for any delays.

6. BUILDING COSTS, EXPENSES, CONTRACT PRICE
6.1. In lieu that the CO-OWNER, OWNERS commits his UNDNIDED FRACTIONAL LAND PROPERTY FOR DEVELOPMENT AND CONSTRUCTION, the CO-OWNER IS are not required to make contributions or to pay for the building costs expenses or contract price.

6.2. The BUILDER shall undertake the task of building and construction at its entire costs and expense. The BUILDER may seek the co-operation and financing from any financial institutions, banks or seek payments from the MASTER DEVELOPER/ LANDOWNER under separate and arms length agreement, so long that all such financial arrangements have been agreed upon and arranged before the BUILDER shall be so appointed and the BUILDER may seek payment of all development fees and all such fees as may be required to be paid from the LANDOWNER (Seller) having inherent interest in all that LAND and such common land under development.

64.3. Payment to the BUILDER to carry out the building works in timely manner to completion shall have been arranged by the BUILDER.

6.4. TI1e BUILDER may carry out the duty to Design and Build and seek reimbursement of time effort and investment into this project development through sale proceeds when the completed Townhouse is sold.

6.5. The BUILDER shall enter into such other Development Service Agreement or such Agreements to undertake the task of building herein as may be required of the BUILDER, including such reporting, accounting and all obligations as to completion from the MASTER DEVELOPER and the LANDOWNER or its representatives or professionals so appointed to assist in this project development.

6.6. The BUILDER is to make prompt and immediate payment of all taxes including property taxes as is required to be paid by them all such fees, costs, fines, penalties if any, so that progress and work is not hindered in any way whatsoever and the BUILDER shall not cause or encumber the goods materials or machineries and tools as used for construction and placed on site for use and construction.

6.7. The BUILDER shall purchase all relevant insurances for the project development and in respect of any injury to person or person due to any negligence, accident, acts of omission, or consequences of its actions or inactions.

6.8. The Builder and Developer agree to subordinate and/or release any and all materialmen and mechanics' lien rights in the Land prior to conveyance of any Condo Town Home.

7. NO CLAIM AS TO BUILDING AND PREMISES
The CO-OWNER(S) shall NOT be entitled to claim any right interest benefit on the Building, Townhouse being built on its UNDNIDED FRACTIONAL LAND PROPERTY, unless the BUILDER is in default and in material breach of the terms herein.

The CO-OWNER(S) shall not be at liberty to sell, part with and possess the UNDNIDED FRACTIONAL LAND PROPERTY TOGETHER WITH ITS BUILDING AS
CONSTRUCTED and appropriates for itself all the sale proceeds from the sale of a completed townhouse nor shall the CO-OWNERS by itself having waived its rights to use the UNDNIDED FRACTIONAL LAND PROPERTY be so entitled to use the building and premises or to take physical possession of same or to lease out the said completed building.

The Co-Owners shall not bring any claim of ownership, use or security right and interest or benefit on the Land.

The Co-Owners shall not be at liberty to sell, lease, license, rent, encumber and/or possess the Land.

8. BENEFICIAL INTEREST
The BUILDER acknowledges that the BUILDER is constructing on UNDNIDED FRACTIONAL LAND PROPERTY which it does not have any legal interest and that inthe event that it fails to complete and sell the Townhouse so intended to be completed and sold, then the title and ownership still retains with the CO-OWNERS and LAND OWNER.

9. NO PRESENT TRANSFER
This contract, agreement shall not be construed as a present transfer of any legal or equitable title in the UNDNIDED FRACTIONAL LAND PROPERTY OF THE CO-OWNERS.

10. COMMITMENT TO DEVELOP AND SELL
It is a Condition Precedent of this Agreement that the completed Building or Townhouse is to be sold at an enhanced BEST MARKET VALUE SALE PRICE (subject to any affordable housing restriction guidelines and government requirements) and the SALE PROCEEDS to be distributed in the follmving agreed manner:

CALCULATION FOR AN UNDIVIDED FRACTIONAL LAND PROPERTY - ONE , FRACTION BASIS:

- To the C0-0\VNER FOR HIS ONE UNDIVIDED FRACTIONAL LAND CO:MPLETED BASIS:
    • An Agreed lump sum of USD $12,500 ("Proceeds". The Co-Owner shall receive Proceeds, less Rent).
- To The BUJLDER, TRUESTYLE PACIFIC BUJLDERSLLCINTHEIR PARTICIPATION TO COJv.IPLETION AND FOR RETh1BURSEMENT:
    • An Agreed Lump Sum of USD $11,000 *
- To the MASTER DEVELOPER, DW AINA LE'A LLC AND THE LANDOWNER FOR THE INFRASTRUCTURE COSTS RETh1BURSEMENT:
    • An Agreed lump sum of USD$6,500.

(* subject to change)

All payments from the Sale Proceeds to be made directly to the CO-OWNERS Land Trust and as they may Direct.

It is expressly agreed hereto, that any balance sums arising from the sale proceeds from the sale of the Completed Propertytrownhouse which is sold for a higher than anticipated sale price, then all remaining balance Sale Proceeds shall be paid over and given to the MASTER DEVELOPER. THE MASTER DEVELOPER HEREBY AGREES TO IRREVOCABLY UNDERTAKE TO INDEMNIFY AND KEEP HARlvILESS the CO-OWNER/S from any cause, action, suits taken against the Builder or Master Developer in respect of the Joint Development Project and in the event that the construction be delayed or fraught for any reasons and if the Joint Development Project is not completed by the agreed 30 months period from the date of contract as at the date of signature by the Seller (same as the sale and purchase contract).

In any event, whether there is no Home Buyer or that the third party Buyer fails neglects or refuse to exercise the Option to Purchase or omits to complete the purchase and unable to pay the balance purchase price as at Completion for any reasons whatsoever and in any event upon and by the end of the 30 months period, then the MASTER DEVELOPER shall notwithstanding BUY BACK from the CO-OWNERS the Undivided Fractional Land or aggregate of such Land Fractions at the agreed total lump sum price of USD$12,500 and no more for each fractional lot

The CO-OWNERS shall also look to the MASTER DEVELOPER to indemnify the CO OWNERS for all agreed payment sums to be paid and to fulfill the obligations under the sale and purchase contract and this Agreement before the CO-OWNER shall transfer good title. Both the CO-OWNERS AND THE BUILDER shall be required to sign a contract of sale with the third party BUYER and to sign the Transfer of sale and completion of sale.

The other redress and avenue is for the CO-OWNERJS together with the BUILDER to have the full rights to look for BUYERJS to purchase, should the first third party Buyer not exercise its Option to Purchase or defaults or is unable to complete and the CO-OWNERS AND THE BUILDER SHALL ENFORCE PERFORMANCE OF CONTRACT AND THE MASTER DEVELOPER UNDERTAKES HEREIN TO PURCHASE THE UNDNIDED FRACTION LAND PROPERTY FROM THE CO-OWNERS TOGETHER WITH THE
WHOLE COMPLETED AND FINISHED TOWNHOUSES and make due agreed payments to both the CO-OWNERS AND THE BUILDER, so as to give effect to the intent and purpose of this joint Development Agreement.

11. DEFECTS WARRANTY OF BUILDING ff OWNHOUSE
The BUILDER commits and undertakes to carry out all an any defects, damages claims made by the third party buyer on the completed Townhouse building and shall indemnify the CO OWNERJS for same should any actions be made against the CO-OWNERS for any reasons and this indemnification of the BUILDER to the CO-OWNER SURVNES TERMINATION OF THIS AGREEMENT OR COMPLETION OF THE SALE AND TRANSFER OF THE TOWNHOUSE PROPERTY TO THE THIRD PARTY BUYER.

The period for claims on construction defect is limited by Hawaii law.

12. DELAYS
The BUILDER corrimits to pay for any delays in project completion at the rate of 12% per annlim, if applicable, based on the initial Total Purchase Price as set forth in the Sales Contract ("Late Completion Interest") and the BUILDER, ITS DIRECTORS AND SHAREHOLDERS COMMITS AND WARRANTS to fulfill the terms of this Agreement

13. DISPUTE RESOLUTION
The Parties agree to first submit any disputes they may have to mediation, for resolution and if same is not successful, then to Arbitration or to such proper court having jurisdiction over the matter or issue in dispute.

14. COMPOSffiON, WINDING UP, LIQUIDATION
14.1. the event for any reasons the BUILDER enters into composition or arrangement with of its creditors or an order is made or an effective resolution passed for winding up or a receiver and/or manager (including judicial manager) is appointed in respect of any of its assets or execution or distress is levied on any goods, machineries of the BUILDER or the BUILDER goes into voluntary liquidation or reconstruction or commits or does any act or thing so as to cause compulsory winding up proceedings to be taken against it or does any things to cause such bankruptcy proceedings against itself, then, the CO-OWNER shall have the right to terminate this Agreement forthwith and recover all costs and damages from the BUILDER, THE INSURER WITH PERFORMANCE BOND and/or call on the MASTE DEVELOPER TO INDEMNITY TO THE CO-OWNER, including exercising such rights as to retain for the CO-OWNERS the full benefit and use all building materials, structures and works in progress and all tools equipments and belongings of the BUILDER on site.

14.2. If the BUILDER, AND IN DEFAULT, MASTER DEVELOPER fails or neglects or omits to observe and perform any of the terms of this Agreement to build or construct and complete the Townhouse building or such infrastructure then, The CO-OWNERS shall also then have full right and authority in breach thereof, to take such actions as it deems fit as well as to re-enter upon and take possession of its UNDIVIDED FRACTIONAL LAND PROPERTY or any part thereof.

14.3. In the event that there is a material change in the management and control of the BUILDER CORPORATION that would affect the joint project development in any way, then the CO-OWNER shall have the right to require a replacement BUJLDER from the MASTER BUILDER in any case.

15. WAIVER
The Waiver of any breach of this Agreement by one Party shall not be taken as a waiver of any subsequent breach.

16. ASSIGNMENT
No assignment, transfer, or part with this Agreement shall be made, unless the prior written consent of the other.Party is first obtained, provided that same shall not be unreasonably withheld; Provided that the Co-Owner and Land Owner may assign all of its interest in this Agreement to the Trustee of the Trust or subsequent land trusts, as further set forth in the Sales Contract without the prior consent of any party hereto. Upon such assignment, the Trustee shall replace the Co-Owner for all purposes as a party to this Agreement.

17. GOVERNING LAW
This Agreement shall be governed by the laws in which the place of development is and in this case, the laws in force in Hawaii.

18. SEVERABJLITY
If any part, clause, term of this Agreement shall be deemed or considered invalid, illegal or otherwise unenforceable pursuant to applicable laws by any authority having jurisdiction, such determination shall not impair or otherwise affect the validity, legality or enforceability of the remaining provisions of this Agreement, which shall remain in full force and effect .

19. AMENDMENTS
No amendments changes variation or derogation of any rights to this Agreement may be made except as can be agreed upon by the Parties in writing.

20. NOTICE
All notices, consents, correspondences to be given under this Agreement must be made in writing and to be given to the Parties at the following address:

For the CO-OWNER: (refer to page 1)

For the BUILDER (refer to page 1)

Copies of all such notices to be given to the MASTER DEVELOPER I AINA LE'A LLC.

Any change of address must be made in writing immediately to the other Party.

21. ENTIRE AGREEMENT
This Agreement forms the complete and entire Agreement between the Parties and no oral representations or other agreements have been made by the Parties except as specifically stated in this Agreement.

22. COUNTERPART.
This instrument may be executed intwo or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement.

23. FACSIMILE DOCillvIBNTS.
The parties agree to accept facsimile executed documents as if they were originally signed documents.

IN WITNESS WHEREOF:

/s/ X
CO-OWNER, by his/her Attorney-in-Fact
CHOONG HONG KIM

/s/ X
BUILDER - TRUESTYLE PACIFIC
BUILDERS LLC

/s/ X
WITNESS -
LIM JUN JUN
(Print Name)

MASTER DEVELOPER
DW AINA LE'A DEVELOPMENT LLC
& HOLL REDWOOD DEVELOPMENT LLC

/s/ X                                                  /s/ X
WITNESS                                        WITNESS

WITNESS                                        WITNESS

ACKNOWLEDGEMENT OF AINA LE' A LLC

AINA LE' A LLC AS LANDOWNER BEING PRIVY TO ALL MATTERS REGARDING THE JOINT DEVELOPMENT PROJECT HEREBY AGREES AND ASSENTS TO THIS JOINT DEVELOP11ENT ARRANGE11ENTS AND AGREE11ENT S HERETO:

/s/ X
WITNESS